UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 2, 2010
Patterson-UTI Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
450 Gears Road, Suite 500, Houston, Texas 77067
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (281) 765-7100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On July 2, 2010, Patterson-UTI Energy, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement ”) by and among the Company, Portofino Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of the Company (“Buyer”), Key Energy Pressure Pumping Services, LLC, a Texas limited liability company (“Key Pressure Pumping”), Key Electric Wireline Services, LLC, a Delaware limited liability company (together with Key Pressure Pumping, the “Sellers”), and Key Energy Services, Inc., a Maryland corporation.
          Pursuant to the terms of the Purchase Agreement, Buyer has agreed to purchase certain assets and assume certain liabilities from the Sellers relating to the business of providing certain pressure pumping services and certain electric wireline services to participants in the oil and natural gas industry for an approximate aggregate purchase price of $237,700,000 in cash (the “Purchase Price”). The Purchase Price is subject to certain adjustments based on closing inventory and the value of certain owned properties that may be retained.
          The Purchase Agreement contains customary representations, warranties, covenants, indemnification obligations and closing conditions. Subject to certain conditions and exceptions, the Purchase Agreement may be terminated prior to the Closing in the event that (i) Buyer and the Sellers mutually consent in writing to such termination, (ii) there is a material breach of any covenant in the Purchase Agreement by Buyer or the Sellers, (iii) any representation or warranty of Buyer or the Sellers made in the Purchase Agreement was untrue when made or becomes untrue or (iv) the Closing has not occurred on or before December 1, 2010. Closing of the transaction is subject to the termination of the waiting period under the Hart-Scott-Rodino Act.
          The above description of the Purchase Agreement is qualified in its entirety by reference to the complete text of the Purchase Agreement filed as Exhibit 2.1 hereto, which is hereby incorporated herein by reference.
          Also on July 2, 2010, the Company entered into a 364-Day Credit Agreement (the “Credit Agreement”) among the Company, as borrower, and Wells Fargo Bank, N.A., as administrative agent and lender. The Credit Agreement is a committed senior unsecured single draw term loan credit facility that permits a borrowing of up to $250 million; provided that the loan must be drawn no later than September 30, 2010 or, if an additional fee is paid, October 30, 2010. The maturity date under the Credit Agreement is 364 days after the date on which the closing conditions under the Credit Agreement are met.
          Loans under the Credit Agreement bear interest by reference, at the Company’s election, to the LIBOR rate or base rate. The applicable margin on LIBOR rate loans varies from 3.00% to 4.00% and the applicable margin on base rate loans varies from 2.00% to 3.00%, in each case determined based upon the Company’s debt to capitalization ratio.
          Each domestic subsidiary of the Company other than Ambar Lone Star Fluids Services LLC has agreed to unconditionally guarantee all indebtedness and liabilities of the other guarantors and the Company arising under the Credit Agreement and other loan documents. Such guarantees also cover obligations of the Company and any subsidiary of the Company arising under any interest rate swap contract with any person while such person is a lender under the Credit Agreement.
          The Credit Agreement requires compliance with two financial covenants. The Company must not permit its debt to capitalization ratio to exceed 35% at any time, unless the Company enters into a bank credit facility that refinances the indebtedness under the Credit Agreement dated as of March 20, 2009 among the Company, the lenders party thereto and Wells Fargo, as administrative agent, in which case the debt to capitalization ratio may not exceed the lesser of (A) the debt to capitalization ratio as set forth in such credit facility and (B) 45%. The Credit Agreement generally defines the debt to capitalization ratio as the ratio of (a) total borrowed money indebtedness to (b) the sum of such indebtedness plus consolidated net worth. The Company also must not permit the interest coverage ratio as of the last day of a fiscal quarter to be less than 3.00 to 1.00. The Credit Agreement generally defines the interest coverage ratio as the ratio of EBITDA to interest charges. The Credit Agreement also contains customary representations, warranties and affirmative and negative covenants.
          The above description of the Credit Agreement is qualified in its entirety by reference to the complete text of the Credit Agreement filed as Exhibit 10.1 hereto, which is hereby incorporated herein by reference.
Item 8.01. Other Events
          On July 6, 2010, the Company issued a press release announcing the Company’s entry into the Purchase Agreement and the Credit Agreement. The foregoing description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.1 hereto, which is hereby incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
2.1	Asset Purchase Agreement dated July 2, 2010 by and among Patterson-UTI Energy, Inc., a Delaware corporation, Portofino Acquisition Company, a Delaware corporation, Key Energy Pressure Pumping Services, LLC, a Texas limited liability company, Key Electric Wireline Services, LLC, a Delaware limited liability company, and Key Energy Services, Inc., a Maryland corporation.

10.1	364-Day Credit Agreement dated July 2, 2010, among Patterson-UTI Energy, Inc., as borrower, and Wells Fargo Bank, N.A., as administrative agent and lender.

99.1	Press Release dated July 6, 2010 announcing Patterson-UTI Energy, Inc.’s entry into the Asset Purchase Agreement and the 364-Day Credit Agreement.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PATTERSON-UTI ENERGY, INC.
Date: July 6, 2010	By:	/s/ John E. Vollmer III
John E. Vollmer III
Senior Vice President-Corporate Development, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Asset Purchase Agreement dated July 2, 2010 by and among Patterson-UTI Energy, Inc., a Delaware corporation, Portofino Acquisition Company, a Delaware corporation, Key Energy Pressure Pumping Services, LLC, a Texas limited liability company, Key Electric Wireline Services, LLC, a Delaware limited liability company, and Key Energy Services, Inc., a Maryland corporation.

10.1	364-Day Credit Agreement dated July 2, 2010, among Patterson-UTI Energy, Inc., as borrower, and Wells Fargo Bank, N.A., as administrative agent and lender.

99.1	Press Release dated July 6, 2010 announcing Patterson-UTI Energy, Inc.’s entry into the Asset Purchase Agreement and the 364-Day Credit Agreement.